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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective
Amendment No. 17 to Registration Statement No. 33-20463 on Form N-1A of CMA New York Municipal Money Fund of CMA Multi-State Municipal Series Trust of our reports dated May 3, 2002 on each Fund listed below, appearing in each Fund's March 31, 2002 Annual Report.

Name of the Fund
----------------

CMA Tax-Exempt Fund
CMA Arizona Municipal Money Fund/(1)/
CMA California Municipal Money Fund/(1)/
CMA Connecticut Municipal Money Fund/(1)/
CMA Massachusetts Municipal Money Fund/(1)/
CMA Michigan Municipal Money Fund/(1)/
CMA North Carolina Municipal Money Fund/(1)/
CMA New Jersey Municipal Money Fund/(1)/
CMA New York Municipal Money Fund/(1)/
CMA Ohio Municipal Money Fund/(1)/
CMA Pennsylvania Municipal Money Fund/(1)/

/(1)/ -- Part of CMA Multi-State Municipal Series Trust

We also consent to the reference to us under the captions "Financial Highlights for the Tax-Exempt Fund" and "Financial Highlights for the State Funds" in the Prospectus, which is part of such Registration Statement. We further consent to the use in this Registration Statement of our report dated February 6, 2003 on Master Tax-Exempt Trust, appearing in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 6, 2003